Exhibit 99.12

August 14, 2006

Axonyx Inc.
500 Seventh Avenue, 10th Floor
New York, New York 10018

Consent to Reference in Joint Proxy Statement/Prospectus

        In connection with the Registration Statement on Form S-4 filed by Axonyx Inc. (the "Company"), File No. 333-136018, I hereby consent to the reference to me in the joint proxy statement/prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Jason Fisherman, M.D.
Name: Jason Fisherman, M.D.